                                                                   Exhibit 99(a)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1996

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Commission file number  1-6959



                            ----------------------

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                            THRIFT AND SAVINGS PLAN

                            ----------------------



                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)

                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                                  Page
                                                                                                  ----
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Statement of Net Assets Available for Plan Benefits with Fund Information
   January 31, 1996   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
   January 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Statement of Changes in Net Assets Available for
   Plan Benefits with Fund Information for the Year Ended
     January 31, 1996   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     January 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Notes to Financial Statements--January 31, 1996 and 1995  . . . . . . . . . . . . . . . . . . .     7

Schedule I--Schedule of Assets Held for
   Investment Purposes at January 31, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . .    10

Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the Mitchell
  Energy & Development Corp. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan at January 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1996 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                        ARTHUR ANDERSEN LLP

Houston, Texas
July 12, 1996

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1996




                                                                                                  Mutual Funds
                                                                                   ------------------------------------------
                                                    MEDC                                              Davis
                                                  Common               Fixed                           New
                                                   Stock               Income            AIM           York        Franklin
                                                   Fund                 Fund            Value         Venture        Income
                                              --------------      --------------   -------------   -----------   ------------
Investments (at current values)
 MEDC Common Stock
  Class A _______________________________      $  10,877,506      $           -    $          -    $        -    $         -
  Class B _______________________________         11,417,656                  -               -             -              -

 Merrill Lynch Retirement
  Preservation Trust ____________________                 -           47,076,818              -             -              -

 Mutual Funds ___________________________                 -                   -        4,542,418     2,964,141        843,910

 Participants loans _____________________                 -                   -               -             -              -

 Merrill Lynch CMA Fund _________________             37,174              77,328             765           411             -
                                              --------------      --------------   -------------   -----------   ------------
                                                  22,332,336          47,154,146       4,543,183     2,964,552        843,910
Due from trustee ________________________                 -               38,390              -             -              -
Cash ____________________________________                 -               40,448              -             -              -
                                              --------------      --------------   -------------   -----------   ------------

Net assets available for plan benefits___     $   22,332,336      $   47,232,984   $   4,543,183   $ 2,964,552   $    843,910
                                              ==============      ==============   =============   ===========   ============


                                                                       Mutual Funds
                                                  --------------------------------------------------------
                                                  John             Merrill                        Merrill
                                                  Hancock           Lynch         Merrill          Lynch
                                                  Emerging          Basic          Lynch          Global
                                                  Growth            Value         Capital       Allocation
                                                  ----------     ----------     -----------    -----------
Investments (at current values)
 MEDC Common Stock
  Class A _______________________________         $       -      $       -      $        -     $        -
  Class B _______________________________                 -              -               -              -

 Merrill Lynch Retirement
  Preservation Trust ____________________                 -              -               -              -

 Mutual Funds ___________________________          1,114,208      8,627,609       9,924,639      2,320,195

 Participants loans _____________________                -              -               -              -

 Merrill Lynch CMA Fund _________________                738          5,831           6,111          4,280
                                                  ----------     ----------     -----------    -----------
                                                   1,114,946      8,633,440       9,930,750      2,324,475
Due from trustee ________________________                 -              -               -              -
Cash ____________________________________                 -              -               -              -
                                                  ----------     ----------     -----------    -----------

Net assets available for plan benefits___         $1,114,946     $8,633,440     $ 9,930,750    $ 2,324,475
                                                  ==========     ==========     ===========    ===========


                                                         Mutual Funds
                                                --------------------------
                                                Oppenheimer
                                                Main Street        Tem-
                                                 Income and       pleton          Loan
                                                  Growth         Foreign          Fund           Total
                                                 ----------     ----------    -----------    ------------
Investments (at current values)
 MEDC Common Stock
  Class A _______________________________        $       -      $       -     $        -     $ 10,877,506
  Class B _______________________________                -              -              -       11,417,656

 Merrill Lynch Retirement
  Preservation Trust ____________________                -              -              -       47,076,818

 Mutual Funds ___________________________         3,705,045      1,612,221                     35,654,386

 Participants loans _____________________               -               -       5,397,061       5,397,061

 Merrill Lynch CMA Fund _________________               765             -              -          133,403
                                                 ----------     ----------    -----------    ------------
                                                  3,705,810      1,612,221      5,397,061     110,556,830
Due from trustee ________________________                -              -              -           38,390
Cash ____________________________________                -              -              -           40,448
                                                 ----------     ----------    -----------    ------------

Net assets available for plan benefits___        $3,705,810     $1,612,221    $ 5,397,061    $110,635,668
                                                 ==========     ==========    ===========    ============


- -----------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1995




                                                                                                     Mutual Funds
                                                                              ------------------------------------------------------
                                                MEDC                                          Davis                        John
                                               Common           Fixed                          New                        Hancock
                                                Stock           Income           AIM           York        Franklin      Emerging
                                                Fund             Fund           Value        Venture        Income        Growth
                                              --------         --------       ---------     ---------      --------      --------
Investments (at current values)
 MEDC Common Stock
  Class A_______________________________ $     11,174,726 $            -  $           -  $          -  $          -  $           -
  Class B_______________________________       11,699,229              -              -             -             -              -

 Merrill Lynch Retirement
  Preservation Trust____________________               -       46,902,807             -             -             -              -

 Mutual funds___________________________               -               -       2,347,047     1,434,953       745,421        317,283

 Participants loans_____________________               -               -              -             -             -              -

 Merrill Lynch CMA Fund_________________           52,146         343,482          9,566         6,656         1,685          2,604
                                         ---------------- --------------- -------------- ------------- ------------- --------------
                                               22,926,101      47,246,289      2,356,613     1,441,609       747,106        319,887
Due from trustee________________________               -           50,445             -             -             -              -
Cash____________________________________            7,043          46,389          1,292           899           228            352
                                         ---------------- --------------- -------------- ------------- ------------- --------------
Net assets available for plan benefits__ $     22,933,144 $    47,343,123 $    2,357,905 $   1,442,508 $     747,334 $      320,239
                                         ================ =============== ============== ============= ============= ==============

                                                                          Mutual Funds
                                           ------------------------------------------------------------------------
                                            Merrill                       Merrill      Oppenheimer
                                             Lynch         Merrill         Lynch       Main Street       Tem-
                                             Basic          Lynch         Global       Income and       pleton
                                             Value         Capital      Allocation       Growth         Foreign
                                           --------       --------     -----------    ------------     ---------
Investments (at current values)
 MEDC Common Stock
  Class A_______________________________ $          -  $           -  $           -   $          -   $           -
  Class B_______________________________            -              -              -              -               -

 Merrill Lynch Retirement
  Preservation Trust____________________            -              -              -              -               -

 Mutual funds___________________________     6,847,583      7,656,415      2,004,776      2,290,632       1,280,958

 Participants loans_____________________            -              -              -              -               -

 Merrill Lynch CMA Fund_________________        33,140         27,931          5,264          4,257              -
                                         ------------- -------------- --------------  -------------  --------------
                                             6,880,723      7,684,346      2,010,040      2,294,889       1,280,958
Due from trustee________________________            -              -              -              -               -
Cash____________________________________         4,476          3,772            711            574              -
                                         ------------- -------------- --------------  -------------  --------------
Net assets available for plan benefits__ $   6,885,199 $    7,688,118 $    2,010,751  $   2,295,463  $    1,280,958
                                         ============= ============== ==============  =============  ==============

                                                Loan
                                                Fund           Total
                                              --------       ---------
Investments (at current values)
 MEDC Common Stock
  Class A_______________________________ $            -   $      11,174,726
  Class B_______________________________              -          11,699,229

 Merrill Lynch Retirement
  Preservation Trust____________________              -          46,902,807

 Mutual funds___________________________                         24,925,068

 Participants loans_____________________       5,487,497          5,487,497

 Merrill Lynch CMA Fund_________________              -             486,731
                                         ---------------  -----------------
                                               5,487,497        100,676,058
Due from trustee________________________              -              50,445
Cash____________________________________              -              65,736
                                         ---------------  -----------------
Net assets available for plan benefits__ $     5,487,497  $     100,792,239
                                         ===============  =================

- --------------------------------------
The accompanying notes are an integral part of this statement.

             Mitchell Energy & Development Thrift and Savings Plan STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1996



                                                                                     Mutual Funds
                                                                        ------------------------------------------
                                            MEDC                                          Davis
                                           Common          Fixed                           New
                                            Stock          Income           AIM            York         Franklin
                                            Fund            Fund           Value          Venture        Income
                                         -----------    ------------    ------------    -----------    -----------
Earnings on investments
 Interest income ____________________    $     2,316    $  2,952,205    $          -    $         -    $         -
 Mutual fund distributions __________              -               -         247,660        185,449         71,335
 Cash dividends _____________________        666,079               -               -              -              -
 Realized and unrealized
  appreciation of investments _______      1,968,016               -         591,891        471,739         92,664

Contributions
 Members ____________________________        766,565       2,133,481         257,764        152,380         51,727
 Company ____________________________        636,831       1,470,936         153,679         86,693         32,425

Participants loans
 New loans made _____________________       (471,960)     (1,370,313)        (46,842)       (34,447)        (3,828)
 Principal payments received ________        385,944       1,114,048          55,701         46,636         23,057
 Loan administrative fees ___________         (1,145)         (3,721)           (127)           (82)           (19)

Distributions to withdrawing
  members____________________________     (1,780,506)     (7,189,140)       (199,729)      (167,989)       (32,465)

Transfers to MND Hospitality, Inc.
 Thrift and Savings Plan ____________        (42,553)        (68,887)        (13,677)        (7,360)        (5,619)

Interfund transfers__________________     (2,730,395)        851,252       1,138,958        789,025       (132,701)
                                         -----------    ------------    ------------    -----------    -----------
Increase (decrease) in net assets____       (600,808)       (110,139)      2,185,278      1,522,044         96,576

Net assets available for plan
 benefits, beginning of year ________     22,933,144      47,343,123       2,357,905      1,442,508        747,334
                                         -----------    ------------    ------------    -----------    -----------

Net assets available for plan
 benefits, end of year ______________    $22,332,336    $ 47,232,984    $  4,543,183    $ 2,964,552    $   843,910
                                         ===========    ============    ============    ===========    ===========

                                                                             Mutual Funds
                                             ---------------------------------------------------------------------------
                                                 John          Merrill                         Merrill       Oppenheimer
                                               Hancock          Lynch          Merrill          Lynch        Main Street
                                               Emerging         Basic           Lynch           Global       Income and
                                                Growth          Value          Capital        Allocation        Growth
                                             -----------    ------------      ----------      ----------      ----------
Earnings on investments
 Interest income ____________________        $         -    $          -      $        -      $        -      $        -
 Mutual fund distributions __________                110         382,489         992,805         196,016          48,760
 Cash dividends _____________________                  -               -               -               -               -
 Realized and unrealized
  appreciation of investments _______            157,971       1,968,161       1,475,928         300,064         700,739

Contributions
 Members ____________________________             45,799         388,142         444,315         162,393         224,053
 Company ____________________________             28,118         269,365         301,226         115,497         128,116

Participants loans
 New loans made _____________________             (5,687)       (187,821)       (260,417)        (54,013)        (46,077)
 Principal payments received ________             10,626         169,219         205,028          65,621          49,860
 Loan administrative fees ___________                (17)           (383)           (458)            (74)           (115)

Distributions to withdrawing
  members____________________________            (25,099)     (1,192,290)       (871,535)       (100,521)        (80,625)

Transfers to MND Hospitality, Inc.
 Thrift and Savings Plan ____________                  -         (15,069)        (15,371)        (14,398)         (5,266)

Interfund transfers__________________            582,886         (33,572)        (28,889)       (356,861)        390,902
                                             -----------    ------------      ----------      ----------      ----------
Increase (decrease) in net assets____            794,707       1,748,241       2,242,632         313,724       1,410,347

Net assets available for plan
 benefits, beginning of year ________            320,239       6,885,199       7,688,118       2,010,751       2,295,463
                                             -----------    ------------      ----------      ----------      ----------
Net assets available for plan
 benefits, end of year ______________        $ 1,114,946    $  8,633,440      $9,930,750      $2,324,475      $3,705,810
                                             ===========    ============      ==========      ==========      ==========

                                             Mutual Funds
                                             ------------
                                                 Tem-
                                                pleton          Loan
                                               Foreign          Fund            Total
                                             -----------    ------------    --------------
Earnings on investments
 Interest income ____________________        $         -    $    473,777    $    3,428,298
 Mutual fund distributions __________             95,143               -         2,219,767
 Cash dividends _____________________                  -               -           666,079
 Realized and unrealized
  appreciation of investments _______            122,164               -         7,849,337

Contributions
 Members ____________________________            130,817               -         4,757,436
 Company ____________________________             62,781               -         3,285,667

Participants loans
 New loans made _____________________            (30,198)      2,511,603                 -
 Principal payments received ________             25,570      (2,151,310)                -
 Loan administrative fees ___________                (59)              -            (6,200)

Distributions to withdrawing
  members____________________________            (71,552)       (444,675)      (12,156,126)

Transfers to MND Hospitality, Inc.
 Thrift and Savings Plan ____________             (6,575)         (6,054)         (200,829)

Interfund transfers__________________              3,172        (473,777)                -
                                             -----------    ------------    --------------
Increase (decrease) in net assets____            331,263         (90,436)        9,843,429

Net assets available for plan
 benefits, beginning of year ________          1,280,958       5,487,497       100,792,239
                                             -----------    ------------    --------------

Net assets available for plan
 benefits, end of year ______________        $ 1,612,221    $  5,397,061    $  110,635,668
                                             ===========    ============    ==============

- ---------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1995



                                                                                          Mutual Funds
                                                                              ---------------------------------------
                                                MEDC                                           Davis
                                               Common            Fixed                          New
                                                Stock            Income          AIM           York         Franklin
                                                Fund             Fund           Value         Venture        Income
                                              -----------     -----------     ----------     ----------     ---------
Earnings on investments
 Interest income  _____________________       $    16,062     $ 3,185,912     $        -     $        -     $       -
 Mutual fund distributions ____________                 -               -         37,172         64,907        52,018
 Cash dividends _______________________           582,208               -              -              -             -
 Realized and unrealized
  depreciation of investments _________        (5,293,261)              -        (83,317)      (124,482)      (81,719)

Contributions
 Members ______________________________           969,688       2,397,698        157,066        121,367        53,616
 Company ______________________________           764,472       1,809,804        115,709         93,150        40,267

Participants loans
 New loans made _______________________          (728,867)     (2,451,935)       (49,160)       (35,851)      (24,111)
 Principal payments received __________           293,064         880,812         26,732         29,751        15,488
 Loan administrative fees _____________            (1,515)         (4,968)           (51)           (58)          (60)

Distributions to withdrawing
  members _____________________________          (956,564)     (4,250,518)        (8,738)        (3,204)       (1,148)

Transfers to MND Hospitality, Inc.
 Thrift and Savings Plan ______________           (32,935)         (5,540)             -              -             -

Interfund transfers____________________         5,155,817      (6,089,310)       629,721         23,981       404,283
                                              -----------     -----------     ----------     ----------     ---------

Increase (decrease) in net assets _____           768,169      (4,528,045)       825,134        169,561       458,634

Net assets available for plan
 benefits, beginning of year __________        22,164,975      51,871,168      1,532,771      1,272,947       288,700
                                              -----------     -----------     ----------     ----------     ---------

Net assets available for plan
 benefits, end of year ________________       $22,933,144     $47,343,123     $2,357,905     $1,442,508     $ 747,334
                                              ===========     ===========     ==========     ==========     =========

                                                                           Mutual Funds
                                           ------------------------------------------------------------------------
                                              John        Merrill                        Merrill       Oppenheimer
                                             Hancock       Lynch          Merrill         Lynch        Main Street
                                            Emerging       Basic           Lynch          Global        Income and
                                             Growth        Value          Capital       Allocation        Growth
                                           ---------    ----------     ------------   -------------     -----------
Earnings on investments
 Interest income  _____________________    $       -     $       -     $          -   $           -     $         -
 Mutual fund distributions ____________           54       439,217          717,536         114,713          41,142
 Cash dividends _______________________            -             -                -               -               -
 Realized and unrealized
  depreciation of investments _________      (10,202)     (484,943)        (803,212)       (207,036)       (117,150)

Contributions
 Members ______________________________       29,385       448,600          515,537         192,302         156,012
 Company ______________________________       16,116       355,530          378,498         137,913         117,088

Participants loans
 New loans made _______________________       (8,405)     (242,256)        (313,070)       (118,700)        (60,662)
 Principal payments received __________        2,922       138,111          154,466          58,597          27,238
 Loan administrative fees _____________          (19)         (690)            (817)            (74)            (98)

Distributions to withdrawing
  members _____________________________         (890)     (332,738)        (695,911)        (18,140)        (16,021)

Transfers to MND Hospitality, Inc.
 Thrift and Savings Plan ______________            -       (43,564)         (51,476)         (4,998)              -

Interfund transfers____________________      193,871    (1,226,943)      (1,057,652)        (37,005)      1,128,029
                                           ---------    ----------     ------------   -------------     -----------

Increase (decrease) in net assets _____      222,832      (949,676)      (1,156,101)        117,572       1,275,578

Net assets available for plan
 benefits, beginning of year __________       97,407     7,834,875        8,844,219       1,893,179       1,019,885
                                           ---------    ----------     ------------   -------------     -----------

Net assets available for plan
 benefits, end of year ________________    $ 320,239    $6,885,199     $  7,688,118   $   2,010,751     $ 2,295,463
                                           =========    ==========     ============   =============     ===========

zx

                                           Mutual Funds
                                           ------------
                                               Tem-
                                             pleton            Loan
                                             Foreign           Fund            Total
                                           ------------    ------------    -------------
Earnings on investments
 Interest income  _____________________    $          -    $    373,695    $   3,575,669
 Mutual fund distributions ____________          84,785               -        1,551,544
 Cash dividends _______________________               -               -          582,208
 Realized and unrealized
  depreciation of investments _________        (144,955)              -       (7,350,277)

Contributions
 Members ______________________________          72,008               -        5,113,279
 Company ______________________________          50,675               -        3,879,222

Participants loans
 New loans made _______________________         (33,424)      4,066,441                -
 Principal payments received __________          14,023      (1,641,204)               -
 Loan administrative fees _____________             (50)              -           (8,400)

Distributions to withdrawing
  members _____________________________          (5,893)       (261,815)      (6,551,580)

Transfers to MND Hospitality, Inc.
 Thrift and Savings Plan ______________          (5,114)        (12,897)        (156,524)

Interfund transfers____________________       1,248,903        (373,695)               -
                                           ------------    ------------    -------------

Increase (decrease) in net assets _____       1,280,958       2,150,525          635,141

Net assets available for plan
 benefits, beginning of year __________               -       3,336,972      100,157,098
                                           ------------    ------------    -------------

Net assets available for plan
 benefits, end of year ________________    $  1,280,958    $  5,487,497    $ 100,792,239
                                           ============    ============    =============

- ---------------------------------
The accompanying notes are an integral part of this statement.

         Mitchell Energy & Development Corp. Thrift and Savings Plan
                        NOTES TO FINANCIAL STATEMENTS
                          JANUARY 31, 1996 AND 1995



(1)   SUMMARY OF THE PLAN

      GENERAL

      The Mitchell Energy & Development Corp. Thrift and Savings Plan (the
Plan) was adopted by Mitchell Energy & Development Corp. (MEDC) and certain of its subsidiaries (collectively the Company) to encourage their employees to provide additional security for their retirement. Full-time employees of the Company are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

      ADMINISTRATION

      The Plan is administered by an administrative committee appointed by MEDC's Board of Directors. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the administrative committee receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

      TRUSTEE

      Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

      BASIS OF ACCOUNTING

      The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. For financial statement purposes, Plan investments other than the Merrill Lynch Retirement Preservation Trust and participant loans are carried at market values which are determined based upon published market quotations supplied by the Trustee. The Merrill Lynch Retirement Preservation Trust, which is a common collective trust, is valued at a unit value of $1 per unit while participant loans are valued at their principal amounts which approximate market.

      USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

      CONTRIBUTIONS AND INVESTMENT OPTIONS

      Members may elect, with certain limitations, to reduce their compensation by instructing the Company to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan. Members may also make after-tax contributions to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan.

      The Company makes contributions to the Plan of an amount equal to 100% of a member's contributions, up to 6% of base salary.

      Each participant's account is credited with his or her contributions and the applicable matching contributions and an allocation of the Plan's earnings. Allocations of earnings are based on the proportion that each participant's account balance bears to the total of all participant account balances, except that earnings for investments that are valued daily are allocated only to accounts participating in those investments.

      Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The number of participants (some of whom participate in more than one fund) in each investment fund at January 31, 1996 and 1995 and the investment objectives of the various funds are as follows:


             Fund                                   Investment Objective(s)
- ----------------------------------           -----------------------------------
MEDC Common Stock Fund                       Invest in Class A and Class B
                                             Common Stock of MEDC.

Fixed Income Fund                            Income, invest in U.S. government
                                             and money market securities.
                                             Investments of this fund in
                                             guaranteed investment contracts
                                             are recorded at contract values,
                                             which approximate fair market
                                             values.

Mutual Funds                                 Capital appreciation, invests
                                             primarily in equity securities.
   AIM Value Fund

   Davis New York                            Capital appreciation, invests in
      Venture Fund, Inc.                     equity and convertible
                                             securities.

   Franklin Income Fund                      Income, invests in equity and debt
                                             securities and cash equivalents.

   John Hancock Emerging                     Capital appreciation, invests in
      Growth Fund                            equity securities of rapidly
                                             growing small and medium sized
                                             companies.

   Merrill Lynch Basic                       Capital appreciation, invests
      Value Fund, Inc.                       primarily in equity securities.

   Merrill Lynch                             Income and capital appreciation,
      Capital Fund, Inc.                     invests in equity, debt and
                                             convertible securities.

   Merrill Lynch Global                      Income and capital appreciation,
      Allocation Fund, Inc.                  invests in United States and
                                             foreign equity, debt and money
                                             market securities.

   Oppenheimer Main Street                   Income and capital appreciation,
      Income and Growth                      invests in equity and debt
                                             securities.

   Templeton Foreign Fund                    Capital appreciation, invests in
                                             stock and debt securities of
                                             companies outside the United
                                             States.

      VESTING

      A member becomes vested in the Company's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the performance of 1,000 hours of service in a Plan year.

      FORFEITURES

      When a member who has not yet vested terminates employment, the value of his/her share of Company contributions is forfeited and used to reduce future Company contributions. During the Plan years ended January 31, 1996 and 1995, forfeitures of $95,041 and $164,301 occurred. Forfeitures of $91,361 and $151,545 were used during these periods to reduce the Company's contributions, and an additional $63,455 was available at January 31, 1996 to reduce the Company's future contributions. For members re-employed before completing a break in service, as defined by the Plan, Company contributions are reinstated upon the member's reinvestment of applicable amounts in the Plan.

      DISTRIBUTIONS, WITHDRAWALS AND LOANS

      A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Company contributions.

      Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from all other investment funds are paid in cash. A member may request a cash distribution from the MEDC Common Stock Fund in lieu of stock, subject to procedures established by the administrative committee.

      Section 1.401(k)-1 of the Internal Revenue Code restricts the withdrawals that members may make from their pretax contributions. Such withdrawals are limited to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship.

      Withdrawals may be made on the first day of each month, but only once during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time.

      Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. All loans are evidenced by promissory notes, which are secured by the member's account and bear interest at a quoted prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections. Member account balances pledged to secure loans may not be withdrawn from the Plan.

      TERMINATION

      The Plan may be terminated, amended or modified by the MEDC's Board of Directors at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all amounts then credited to their accounts.

(2)   FEDERAL INCOME TAX STATUS

      The Plan obtained its latest determination letter on December 29, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The administrative committee believes that the Plan is currently being operated in compliance with the applicable requirements of the Code.

                                                                      SCHEDULE I

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1996




                                                                                                   Current
                Identity of Issue/Description                                   Cost                Value
- ---------------------------------------------------------------------      --------------      ---------------

Mitchell Energy & Development Corp. (a)
     Class A Common Stock (604,306 shares)___________________________      $   10,483,187      $    10,877,506
     Class B Common Stock (638,750 shares)___________________________          10,967,761           11,417,656
                                                                           --------------      ---------------
                                                                               21,450,948           22,295,162
                                                                           --------------      ---------------

Merrill Lynch Retirement Preservation Trust (a)(b)(c)________________          47,076,818           47,076,818
                                                                           --------------      ---------------

Mutual Funds
     AIM Value Fund (168,550 units)__________________________________           4,101,184            4,542,418
     Davis New York Venture Fund, Inc. (198,669 units)_______________           2,643,663            2,964,141
     Franklin Income Fund (356,080 units)____________________________             810,733              843,910
     John Hancock Emerging Growth Fund (30,543 units)________________             979,730            1,114,208
     Merrill Lynch Basic Value Fund, Inc. (293,057 units)____________           6,523,644            8,627,609
     Merrill Lynch Capital Fund, Inc. (317,588 units)________________           8,562,213            9,924,639
     Merrill Lynch Global Allocation Fund, Inc. (163,050 units)______           2,189,623            2,320,195
     Oppenheimer Main Street Income and Growth (135,171 units)_______           3,152,221            3,705,045
     Templeton Foreign Fund (170,065 units)__________________________           1,612,032            1,612,221
                                                                           --------------      ---------------
                                                                               30,575,043           35,654,386
                                                                           --------------      ---------------

Participant loans, at interest rates ranging from 10.5% to 11%_______              -                 5,397,061
                                                                           --------------      ---------------

Merrill Lynch CMA Money Fund_________________________________________             133,403              133,403
                                                                           --------------      ---------------
                                                                           $   99,236,212      $   110,556,830
                                                                           ==============      ===============



- --------------------
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately 6.5% for the year ended January 31, 1996.

                                                                     SCHEDULE II

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1996




                                                     Purchases                                Sales
                                              -----------------------    -------------------------------------------------------
                                                Number      Total         Number       Total         Total Cost
                                              of Trans-    Purchase      of Trans-    Selling        of Assets           Net
   Identity of Party Involved/Description      actions     Price (a)      actions      Price        Sold (a)(b)         Gain
- -----------------------------------------     --------   ------------    ---------   ---------     ------------     ------------
Mitchell Energy & Development Corp.
     Class A Common Stock_______________        352    $   1,844,294        470    $  3,234,293    $  3,157,002      $    77,291
     Class B Common Stock_______________        378        2,263,781        314       3,420,591       3,371,561           49,030

Merrill Lynch Retirement
     Preservation Trust_________________        627       13,999,717        410      13,825,706      13,825,706               -

Merrill Lynch CMA Money Fund____________        129       17,233,413        177      17,586,741      17,586,741               -



- --------------------
(a) Purchase and selling prices were equal to current market values on the dates of the transactions and included (were net of) applicable expenses incurred in connection with the transactions.
(b) Weighted average historical cost was used to determine the cost of assets sold.

                                                                         Exhibit


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated July 12, 1996, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1996) into the previously filed Form S-8 Registration Statement Numbers 33-26276 and 2-86550.





                                                           ARTHUR ANDERSEN LLP

Houston, Texas
July 26, 1996